UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2013

URANIUM RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                               Termination of a Material Definitive Agreement.

On November 29, 2013, Cameco Texas Inc. (“CTI”) notified URI, Inc. (“URI”), a wholly-owned subsidiary of Uranium Resources, Inc. (the “Company”), of CTI’s intent to terminate the Exploration Agreement dated May 10, 2011 between URI and CTI (as amended, the “Exploration Agreement”). The Exploration Agreement set forth the terms of an exploration program relating to the Los Finados and Tecolote projects located in Kenedy County, Texas. Under the Exploration Agreement, CTI funded the majority of the exploration costs and had the opportunity to earn up to a 70% interest in the projects in consideration for its investment.

CTI has represented to URI that CTI has paid its share of all exploration expenditures incurred through the termination date and that CTI consequently has no further obligations under the Exploration Agreement.

URI continues to retain its rights under the Uranium Mining Lease Option Agreement (as amended), pursuant to which URI has the right (i) to conduct exploration and development activities on the Tecolote project and (ii) to enter into one or more in-situ uranium mining leases covering the exploration lands.

Item 8.01                               Other Events.

On December 5, 2013, the Company issued a press release relating to the termination of the Exploration Agreement. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                               Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2013

URANIUM RESOURCES, INC.

	By:	/s/ Jeffrey L. Vigil
	Name:	Jeffrey L. Vigil
	Title:	Vice President—Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated December 5, 2013.